CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), dated this 1st day of September 2010, (the “Effective Date”) is by and between Desert Hawk Gold Corp., a Nevada corporation (hereinafter referred to as the “Company”), and Eric L. Moe, an individual (hereinafter referred to as the “Service Provider”).

Recitals:

A.          The Company desires to engage the Service Provider on a non-exclusive basis to provide certain management consulting and advisory services for the Company as set forth in this Agreement.

B.          The Service Provider is in the business of providing such services and has agreed to provide the services on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the faithful performance of the obligations set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Service Provider and the Company hereby agree as follows.

1.           Engagement.  The Company hereby engages the Service Provider, and the Service Provider hereby accepts the engagement, to provide certain management consulting and advisory services for the Company subject to and in compliance with the terms and conditions of this Agreement.  The Service Provider shall report to and coordinate all activities with the CEO or the Board of Directors.

2.           Term of Service. The Company hereby retains the Service Provider for a period of four (4) years beginning as of the Effective Date (the “Term”).  The Term and any extension thereof shall be referred to herein as the “Consulting Period.”

3.           Services to Be Provided.  During the Consulting Period the Service Provider shall provide the following services to the Company:

a.           Management and Business Consulting and Advisory Services.  During the term of this Agreement, Service Provider will provide those services customarily provided by a management and business consultant and advisor, including, but not limited to, the following (the “Services”):
(i)           Perform reasonable secretarial services for the CEO as needed;
(ii)          Organize and maintain accurate and complete corporate books and records, including, but not limited to, the corporate minute book;
(iii)         At the request of the Board of Directors, serve as corporate secretary for the Company or any of its subsidiaries;
(iv)         Record and maintain accurate minutes of all meetings of the Board of Directors;
(v)          Coordinate with the Company’s bookkeeper and accounting personnel in organizing and maintaining accurate financial records of the Company and reviewing and paying all invoices in a timely manner;
(vi)         Supervise the payment, filing, and recording of all BLM maintenance fees, state mineral lease fees, property taxes on patented claims, permit fees, and other fees and costs required to maintain leasehold interests in and mining activities on all mining claims and leases of the Company;
(vii)        Maintain schedules of affirmative obligations of the Company contained within contractual obligations and advise management of required actions pursuant thereto;

(viii)       Advise and assist management in the preparation and filing of its initial S-1 registration statement, and any pre or post-effective amendments thereto, or any future registration statements or other filings under the Securities Act of 1933, as amended (the “Securities Act”);
(ix)         Advise management and assist in implementing reasonable corporate governance policies and procedures reasonably applicable to public companies;
(x)          Advise management and assist in implementing reasonable disclosure controls and procedures which are effective to ensure that material information required to be disclosed by the Company in reports filed or submitted by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is recorded, processed, summarized, and reported within the time periods specified in the  rules and forms of the Securities and Exchange Commission (the “SEC”), and which are designed to ensure that material information required to be disclosed by the Company in such reports is accumulated, organized and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriated, to allow timely decisions regarding required disclosure;
(xi)         Advise and assist management in creating and maintaining suitable committees for the Board of Directors;
(xii)        Advise management and assist in preparation of periodic reports to be filed by the Company with the Securities and Exchange Commission under the Exchange Act;
(xiii)       Coordinate ongoing education of management as to its responsibilities, obligations, and liabilities under the Securities Act and the Exchange Act, and rules and regulations promulgated there under, state corporate and securities laws and regulations, and industry standards for mining companies;
(xiv)       Assist in preparation of materials required pursuant to Rule 15c2-11 in application for quotation of the Company’s common stock on the OTC Bulletin Board;
(xv)        Assist in locating suitable market makers for the application to the OTC Bulletin Board and to make a market in the Company’s common stock thereafter;
(xvi)       Locate and propose to the Company a suitable investor relations firm;
(xvii)      Advise and assist management in preparation for listing of the Company’s securities on a senior exchange;
(xviii)     Assist and advise management as to creation and maintenance of the Company’s internal control over financial reporting including those policies and procedures that (a) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors; and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements;
(xix)        Assist and advise management in preparation of its annual report on the Company’s internal control over financial reporting;
(xx)         Advise and assist the Company’s principal financial officer in duties as the chief financial officer of a reporting company under accounting standards and in compliance with the Exchange Act;
(xxi)        Coordinate with the Company’s auditor’s in the audit of the Company’s financial statements and the review of interim financial statements;
(xxii)       Advise and assist management in expansion of the Company’s operations;

(xxiii)      Advise and assist management in locating suitable target companies and property acquisitions in the mining industry;
(xxiv)     Advise and assist management in any merger and acquisition activities;
(xxv)      Coordinate communications and interact with the lessors of the Company’s mining claims;
(xxvi)     Purchase and maintain office equipment for the Spokane office of the Company; and
(xxvii)    Coordinate all Services rendered with legal counsel or accounting personnel for the Company, or with other professional service providers, as appropriate.

b.           Time Commitments.  The Service Provider shall devote a minimum of 50% of his entire business time, attention, skill, and effort to the performance of his duties under this Agreement and shall furnish the Company monthly statements evidencing the number of hours and a reasonable description of the Services provided.

c.           Manner of Services Provided.  The Service Provider agrees that the Services will be rendered in a “workmanlike manner,” consistent with the manner of performance by other consultants providing the same or similar services as being rendered hereunder.  Service Provider will ensure that only the most recent and accurate information as provided by the Company and/or its affiliates or made available to the Service Provider is used in performing the Services.

d.           Services for Subsidiaries.  The Service Provider shall, at the request of the CEO or the Board of Directors of the Company, perform services for any subsidiary of the Company similar to the Services set forth herein.

e.           Conflicts of Interest.  Service Provider will inform the Company of any possible conflicts of interest or business, personal or family relationships with any third party providers or with any investors introduced to the Company.

f.           Money Raising or Market Making Services.  The Service Provider shall not provide services in connection with the offer or sale of securities of the Company in a capital-raising transaction and shall not directly or indirectly promote or maintain a market for the Company’s securities.

4.           Devotion of Time.  During the Consulting  Period, the Service Provider shall expend adequate working time to perform the services set forth herein; shall devote his best efforts, energy and skill to the services of the Company and the promotion of its interests; and shall not take part in activities detrimental to the best interests of the Company.  Nothing in this Agreement shall preclude the Service Provider during the term of this Agreement from engaging, directly or indirectly, in any business activity which is not competitive with the then existing business of the Company.

5.           Disclosure of Material Events.  The Company shall promptly disclose to the Service Provider those events or discoveries which are known and/or reasonably anticipated that, in the judgment of the Company may have a material impact on the stock price, business operations, future business, or public perception of the Company and which may have a material impact on the ability and effectiveness of the Service Provider in providing the Services hereunder.  It shall be understood that excluded from this disclosure shall be information deemed to be non-public or “inside” information.

6.           Service Provider Not a Broker-Dealer/ Prohibition from Participation in the Sale of Securities.  The Company acknowledges that the Service Provider is not licensed as a broker-dealer under applicable federal and state securities laws.  Consequently, none of the Services hereunder are intended to be those of a broker-dealer.  Pursuant to Rule 3a4-1 of the Exchange Act, the Service Provider agrees not to perform, and the Company expressly prohibits the Service Provider from performing the following services: (a) making any sales of Company securities; (b) discussing the price of any Company securities; (c) delivering any offering materials for Company securities; (d) discussing the terms, rights or characteristics of any Company securities; and (e) discussing any investment in the business or securities of Company, except to direct any inquiries regarding the foregoing to authorized representatives of Company.  Service Provider hereby represents and warrants to the Company that Service Provider is not an associated person of a broker or dealer as defined in Rule 3a4-1 of the Exchange Act.  At no time shall the Service Provider provide services which would require the Service Provider to be registered or licensed with any federal or state regulatory body or self-regulating agency.

7.           Compensation.  In consideration for services provided by the Service Provider to the Company, the Company shall provide the following compensation to Service Provider:

a.           Cash.  In consideration of the Services to be rendered hereunder, the Company agrees to pay the Service Provider a fee of $10,000 per month during the Term of this Agreement.  The fee shall be paid to Service Provider on or before the tenth (10th) business day following the month during which the Services were provided.  Fees earned during any partial month shall be adjusted by the number of days during such month.

b.           Performance Compensation.  Service Provider will be eligible to receive an annual bonus of a minimum of 10% and a maximum of 100% of the then applicable base cash compensation upon achievement of annual performance objectives to be determined in good faith by the Compensation Committee or the Board of Directors of the Company and the Service Provider, which objectives for the first year of this Agreement will be established within thirty (30) days of the Effective Date.  Objectives for subsequent years will be determined as set forth herein within thirty (30) days of each anniversary of this Agreement.  Bonus payments will be paid to the Service Provider not later than thirty (30) days following achievement of annual performance objectives, but in no event later than thirty (30) days following each anniversary of this Agreement.  At the option of the Service Provider, such bonus payments may be paid in cash or in shares of common stock of the Company at the fair market value on the date the bonus is earned.

c.           Reimbursable Expenses.  The Company agrees to reimburse the Service Provider for all direct expenses authorized by the Company in writing incurred during the Term of this Agreement.  The Service Provider shall submit invoices for such expenses and shall provide such supporting information and documentation as the Company may reasonably request in accordance with Company policy and the requirements of the Internal Revenue Code.  The Company shall pay such invoices within ten (10) days of receipt.

d.           Prohibition of Compensation for Securities Transactions.  The Company shall not be obligated to pay the Service Provider any compensation in the form of commissions or other remuneration based either directly or indirectly on transactions in securities of the Company.

8.           Termination and Extension. The Term shall be sooner terminated or further extended under the following circumstances:

a.           Termination for Cause. The Company shall be entitled, with or without prior notice, to terminate this Agreement for cause, in which case no consulting fees or other compensation (other than such fees that have already been earned by Service Provider) shall be payable to Service Provider after such termination. “Cause” means Service Provider’s (i) gross negligence in the performance or non-performance of any material duties to the Company; (ii) commission of any material criminal act or fraud or of any act that affects adversely the reputation of the Company; (iii) habitual neglect of his duties that he is required to perform under this Agreement; (iv) dishonesty; or (v) gross misconduct.  Such termination shall not prejudice any other remedy under law or equity of the Company and the failure of the Company to terminate Service Provider when cause exists shall not constitute the waiver of the Company’s right to terminate this Agreement at a later time.  Termination under this Section shall be considered “for cause” for purposes of this Agreement.

b.           Change of Control of Service Provider.  The Company shall be entitled, upon thirty (30) days’ written notice, to terminate this Agreement in the event of a change of control of the Service Provider.  For purposes of this Section, “Change of Control” shall mean (i) a merger or consolidation in which securities or other ownership interests possessing more than fifty percent (50%) of the total combined voting power or ownership of the Service Provider are transferred to a person or persons different from the persons holding those securities ownership interests immediately prior to such transaction; (ii) the sale, transfer or other disposition of all or substantially all of the Service Provider’s assets in complete liquidation or dissolution of the Service Provider; or (iii) the death, termination, or resignation of any key employee, representative or agent of the Service Provider who is principally engaged in providing the Services to the Company hereunder.   The Service Provider shall notify the Company within five (5) business days of any Change of Control of the Service Provider.

c.             Extension of Term. The initial Term may be further extended with the express authorization of the Company’s Board of Directors and Service Provider. Any extended term may be terminated at any time at the will of the Board of Directors, with or without cause.

9.           Confidential Information.  Service Provider recognizes and acknowledges that certain information, including, but not limited to, information pertaining to the financial condition of the Company, its systems, methods of doing business, agreements with customers or suppliers, or other aspects of the business of the Company or which are sufficiently secret to derive economic value from not being disclosed (hereinafter “Confidential Information”) may be made available or otherwise come into the possession of the Service Provider by reason of this engagement with the Company.  Accordingly, the Service Provider agrees that no agent, employee, or representative will (either during or after the term of this Agreement) disclose any Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever or make use to his or their personal advantage or to the advantage of any third party, of any Confidential Information, without the prior written consent of the Company.  The parties hereto agree that the provisions of this Section shall not apply with respect to any information that the Service Provider can document (i) is or becomes (through no improper action or inaction by the Service Provider or any affiliate, agent, consultant or employee) generally available to the public, or (ii) was in his possession or known by him without any limitation on use or disclosure prior to the Effective Date.  Service Provider shall, upon termination of this engagement, return to the Company, and shall cause his agents, employees, and representatives to return to the Company, all documents which reflect Confidential Information (including copies thereof).  Notwithstanding anything heretofore stated in this paragraph, the Service Provider’s obligations under this Agreement shall not, after termination of Service Provider’s engagement with the Company, apply to information which has become generally available to the public without any action or omission of the Service Provider (except that any Confidential Information which is disclosed to any third party by an employee or representative of the Company who is authorized to make such disclosure shall be deemed to remain confidential and protectable under this provision).

10.        Trading Practices.  So long as the Service Provider is in possession of any material non-public information of the Company, the Service Provider shall not, directly or indirectly engage in the purchase or sale the common stock of the Company.  During the Term of this Agreement, and for a period of one year after the termination of this Agreement, the Service Provider shall not, directly or indirectly, engage in any short selling activities of the common stock of the Company.

11.        Mutual Indemnification.

a.	Indemnification.

(i)           The Service Provider covenants and agrees to defend, indemnify and hold harmless the Company, its officers, directors, and each person who controls the Company within the meaning of the Securities Act from and against any damages (including reasonable attorneys’, accountants’, and experts’ fees, disbursements of counsel, and other related costs and expenses) arising out of or resulting from: (A) any inaccuracy in or breach of any representation or warranty made by the Service Provider in this Agreement; or (B) the failure of the Service Provider to perform or observe fully any covenant, agreement or provision to be performed or observed by such party pursuant to this Agreement.

(ii)          The Company covenants and agrees to defend, indemnify and hold harmless the Service Provider from and against any damages (including reasonable attorneys’, accountants’, and experts’ fees, disbursements of counsel, and other related costs and expenses) arising out of or resulting from: (A) any inaccuracy in or breach of any representation or warranty made by the Company in this Agreement; or (B) the failure by the Company to perform or observe any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement.

b.	Third Party Claims.

(i)           If any party entitled to be indemnified pursuant to Paragraph (a) of this Section (an “Indemnified Party”) receives notice of the assertion by any third party of any claim or of the commencement by any such third person of any actual or threatened claim, action, suit, arbitration, hearing, inquiry, proceeding, complaint, charge or investigation by or before any governmental entity or arbitrator and an appeal from any of the foregoing (any such claim or Action being referred to herein as an “Indemnifiable Claim”) with respect to which another party hereto (an “Indemnifying Party”) is or may be obligated to provide indemnification, the Indemnified Party shall promptly notify the Indemnifying Party in writing (the “Claim Notice”) of the Indemnifiable Claim; provided, that the failure to provide such notice shall not relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any damages directly resulted or were caused by such failure.

(ii)          The Indemnifying Party shall have thirty (30) days after receipt of the Claim Notice to undertake, conduct and control, through counsel of its or his own choosing, and at its or his expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith; provided, that (A) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld), provided that the fees and expenses of such counsel shall not be borne by the Indemnifying Party, and (Bi) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party’s consent.  So long as the Indemnifying Party is vigorously contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party’s consent, which consent shall not be unreasonably withheld.

(iii)         If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after receipt of the Claim Notice that it or he elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right to contest, settle, or compromise the Indemnifiable Claim in the exercise of its or his reasonable discretion; provided, that the Indemnified Party shall notify the Indemnifying Party of any compromise or settlement of any such Indemnifiable Claim.

c.           Indemnification Non-Exclusive.  The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common-law remedy any party may have for breach of representation, warranty, covenant or agreement.

12.           Independent Contractor.  Service Provider agrees that in performing this Agreement, he is acting as an independent contractor and not as an employee, representative, or agent of the Company and shall provide all facilities and equipment necessary to fulfill his obligations hereunder.  As an independent contractor, the Service Provider shall make no representation as an agent or employee of the Company, shall have no authority to bind the Company or incur other obligations on behalf of the Company, and shall not be eligible for any benefits which the Company may provide to its employees.  Likewise, the Company shall have no authority to bind or incur obligations on behalf of the Service Provider.  All persons hired or retained by Service Provider to perform this Agreement, including, but not limited to, his employees, representatives, and agents, shall be employees or contractors of the Service Provider and shall not be construed as employees or agents of the Company in any respect.  The Service Provider shall be responsible for all taxes, insurance and other costs and payments legally required to be withheld or provided in connection with Service Provider’s performance of this Agreement, including without limitation, all withholding taxes, worker’s compensation insurance, and similar costs.  The Service Provider shall abide by all laws, rules, and regulations pertaining to the Services to be provided hereunder.

13.           Statutory Disqualification.  Neither the Service Provider nor any of his employees, representatives, agents, affiliates, or any other person providing Services to the Company for or on behalf of the Service Provider hereunder is or shall be during the Term subject to statutory disqualification as defined in Section 3(a)(39) of the Exchange Act.

14.           Miscellaneous Provisions.

a.           Notice.  All notices required or permitted hereunder shall be in writing and shall be deemed effective: (i) upon personal delivery; (ii) in the case of delivery by mail within the continental United States, on the fourth (4th) business day after such notice or other communication shall have been deposited in the mail, postage prepaid, return receipt requested; (iii) when sent by either facsimile or email at the applicable facsimile number or email address set forth below upon confirmation of transmission or receipt of mailing; or (iv) in the case of delivery by internationally recognized overnight delivery service, when received, addressed as follows:

If to the Company to:
Robert E. Jorgensen, CEO
Desert Hawk Gold Corp.
8921 N. Indian Trail Road, #288
Spokane, WA   99208
FAX:  (509) 465-0775
Email:  bjorg53@yahoo.com

With a copy (which shall not constitute notice) to:
Ronald N. Vance
Attorney at Law
1656 Reunion Avenue
Suite 250
South Jordan, UT  84095
FAX:  (801) 446-8802
Email: ron@vancelaw.us

If to the Service Provider, to:
8305 N. Colton Place
Spokane, WA  99208
FAX: (509) 466-0583
Email: emoe27@aol.com

or to such other address or addresses, facsimile number or numbers, or email address or addresses as either party shall designate to the other in writing from time to time by like notice.

b.           Attorneys’ Fees.  If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or he may be entitled.

c.           Additional Remedies.  Service Provider acknowledges and agrees that, in the event he shall violate any of the restrictions of this Agreement, the Company will be without adequate remedy at law and will therefor be entitled to enforce such restrictions by temporary or permanent injunctive or mandatory relief obtained in an action or may have at law or in equity, and the Service Provider hereby consents to the jurisdiction of such court for such purpose, provided that reasonable notice of any proceeding is given, it being understood that such injunction shall be in addition to any remedy which the Company may have at law or otherwise.

d.          Entire Agreement; Modification; Waiver.  This Agreement constitutes the entire agreement between or among the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties.  No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all the parties or the applicable parties to be bound by such amendment.  No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver.  No waiver will be binding unless executed in writing by the party making the waiver.

e.          Survival of Covenants, Etc.  All covenants, representations and warranties made herein shall survive the making of this Agreement and shall continue in full force and effect for a period of two years from the termination date of this Agreement, at the end of which period no claim may be made with respect to any such covenant, representation, or warranty unless such claim shall have been asserted in writing to the indemnifying party during such period.

f.           Assignment.  This Agreement, as it relates to the engagement of the Service Provider, is a personal contract and the rights and interests of the Service Provider hereunder may not be sold, transferred, assigned, pledged or hypothecated, without the prior written consent of the Company, which consent may be withheld for any reason.

g.          Binding on Successors.  This Agreement will be binding on, and will inure to the benefit of, the parties to it and their respective successors, and assigns.

h.          Governing Law and Venue.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington applicable to contracts made and to be performed in such State, without reference to the choice of law principals thereof, and any and all actions to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in the State of Washington and in no other place.

i.           Rights Are Cumulative.  The rights and remedies granted to the parties hereunder shall be in addition to and cumulative of any other rights or remedies either may have under any document or documents executed in connection herewith or available under applicable law.  No delay or failure on the part of a party in the exercise of any power or right shall operate as a waiver thereof nor as an acquiescence in any default nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

j.           Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

k.          Drafting.  This Agreement was drafted with the joint participation of the parties and/or their legal counsel.  Any ambiguity contained in this Agreement shall not be construed against any party as the draftsman, but this Agreement shall be construed in accordance with its fair meaning.

l.           Headings.  The descriptive headings of the various paragraphs or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

m.         Number and Gender.  Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine, or the neuter gender shall include the masculine, feminine, and neuter.

n.          Counterparts; Facsimile Execution.  This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one instrument.  Delivery of an executed counterpart of this Agreement by facsimile or email shall be equally as effective as delivery of a manually executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by facsimile or email also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

o.          Full Knowledge.  By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

SIGNATURE PAGE FOLLOWS

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties hereto, thereunto duly authorized, has executed this Agreement the respective day and year set forth below.

COMPANY:	Desert Hawk Gold Corp.

Date: September 16, 2010	By	/s/ Robert E. Jorgensen
Robert E. Jorgensen, CEO

SERVICE PROVIDER:

Date: September 16, 2010	/s/ Eric L. Moe
Eric L. Moe, Individually